SHARE EXCHANGE AGREEMENT

By and Among

SOUTHEASTERN RESEARCH and RECOVERY, INC.,

the "Company"

GLOBAL ECO-LOGICAL SERVICES, INC.,

the "Shareholder" of the Company

Collectively, the "Seller"

And

CORPORATE VISION, INC.

the "Purchaser"

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of the 21st day of June 2001, effective as of the 1st day of July 2001, by and among Southeastern Research and Recovery, Inc., a South Carolina corporation (the "Company") and Global Eco-Logical Services, Inc., a Florida corporation (the "Shareholder") (the Company and the Shareholder are hereinafter collectively referred to as the "Seller"), and Corporate Vision, Inc, an Oklahoma corporation ("Purchaser") (the Purchaser and the Seller being collectively referred to as the "Parties").

RECITALS

WHEREAS, the Company is a duly authorized South Carolina corporation in the business of waste management services, more particularly, solidification and transportation of non-hazardous liquid waste, doing business at 108 Broadway, Ehrhardt, South Carolina 29081 (the "Business");

WHEREAS, the Company is owner of the Assets listed on Schedule A-2, attached hereto and made a part hereof;

WHEREAS, Shareholder is the owner of one hundred (100%) percent of the issued and outstanding shares of capital stock of the Company;

WHEREAS, the Purchaser is a duly authorized Oklahoma corporation doing business at 3540 E. 31st, Suite 1, Tulsa, Oklahoma 74135, currently publicly traded on OTCBB, under the symbol "CVIA";

WHEREAS, the Seller desire to sell, and the Purchaser desires to purchase, by and through an exchange of stock, all of the Seller's right, title, and interest as the Shareholder in and to one hundred (100%) percent of the Company's outstanding Common Stock (as hereinafter defined), on the terms and conditions set forth in this Agreement;

WHEREAS, the parties intend that this be a tax-exempt reorganization under Section 368 of the Internal Revenue Code; and

WHEREAS, the Seller and the Purchaser expect to benefit from the consummation of the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations, warranties, and guarantees herein set forth, the Parties, intending to be legally bound, hereto agree as follows:

I. DEFINITIONS

1. Definitions. As used in this Agreement, the capitalized terms below shall have the following meanings. The singular or plural of such terms shall apply as the context of the Agreement requires.

"Act" shall mean the Securities Act of 1933, as amended.

"Assets" shall mean the fixed and operating assets, accounts, the Permits, rights, and entitlements listed on Schedule A-2, attached hereto and made a part hereof, all of which are owned by the Company.

"Business" shall mean the Company's business of operating a hauling and disposal transportation company facility located on the Real Property.

"Action" shall mean any and all actions, suits, investigations, proceedings, demands, assessments, audits, judgments and claims (including employment-related claims) relating to the Assets, the Real Property, the Permits, the Business, or any Person.

"Closing Date" shall be as defined in Section 2.5 hereof

"Closing" shall mean the closing of the Transactions on the Closing Date.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Company" shall mean Southeastern Research and Recovery, Inc., a state of South Carolina business corporation.

"Consents" shall mean any consents required pursuant to Section 3.1 (c) hereof, as more specifically set forth in Schedule C, attached hereto and made a part hereof.

"Damages" shall mean any and all damages, losses, obligations, deficiencies, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees and disbursements (including, without limitation, expert and consulting fees, costs and expenses).

"Encumbrances" shall mean any debt, claim, mortgage, assignment, assessment, conditional sale, lease, consignment, bailment, contingent interest, lien, pledge, option, charge, easement, security interest, encumbrance, claim of forfeiture, fine, penalty, or other right, demand or claim of any Person (including any Governmental Authority), excluding liens for Taxes not yet due and payable and minor matters that are not material in amount and that do not materially detract from or limit the use of the Assets, the Permits, or the conduct of the Business.

"ERISA" shall mean the Federal Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the related provisions of the Code.

"Financial Statements" shall mean the audited financial statements of the Company prepared by Seller and compiled by the Seller's independent auditors and presented to the Purchaser pursuant to the Agreement, consisting of (i) the Company's audited and compiled financial statements for the year ended December 31, 1999, and 2000.

"Governmental Authority" shall mean any domestic, federal, state or local department, official, commission, authority, board, bureau, agency or other public body.

"IRS" shall mean the United States Internal Revenue Service.

"Knowledge" or "Belief" (whether such term is capitalized or not). Knowledge or belief of the Seller shall mean the actual knowledge or belief of any officer or director of the Company or of the Shareholder. Knowledge or belief of Purchaser shall mean the actual knowledge or belief of each Board of Director of Purchaser.

"Laws" shall mean all federal, state, county, or local laws, statutes, ordinances, regulations and rules applicable to any Person, including, without limitation, all laws, statutes, ordinances, regulations and rules issued by any Governmental Authority, relating to or regulating the Assets, the Business of the Company or the actions of the Parties.

"Orders" shall mean all orders, judgments, writs, injunctions, decrees, authorizations, or awards of any court or administrative body or of any other Governmental Authority, which may be applicable to the Assets, the Permits, and the Business, or to any Person in connection therewith.

"Parties" shall mean the Company, the Purchaser and the Seller, collectively.

"Permits" shall mean all operating, transportation, transfer facility, or recycling facility permits, licenses, and authorizations, and all construction permits, zoning variances, approvals, consents, orders, agreements with, or other authorizations issued by any Governmental Authority to or affecting the Company in connection with the Assets, or the Business.

"Person" shall mean any natural person, corporation, partnership, unincorporated association, limited liability company, trust, joint venture or trade group, the federal, state or local government, any Governmental Authority, or any entity or group that is a part of, or associated with, any of the foregoing.

"Purchase Price" shall be as defined in Section 2.3 hereof.

"Purchaser" shall mean Corporate Vision, Inc., a state of Oklahoma business corporation.

"Purchaser SEC Documents" means all documents filed by the Purchaser with the Securities and Exchange Commission up to and including the date of Closing.

"Representative" shall mean any officer, director, principal, attorney, attorney-in-fact, agent, accountant, consultant, or employee of any Party.

"Securities Laws" shall mean any securities law (other than the Act) of any state, territory, or commonwealth of the United States.

"Seller" shall mean the Person listed as such in the Preamble of this Agreement, each of whom shall execute this Agreement in such capacity.

"Seller's Certified Public Accountants" shall mean Tauber and Balser, PC.

"Shareholder" shall mean Global Eco-Logical Services, Inc.

"SRR Shares" shall mean five hundred shares of SRR Common Stock issued in the name of the Shareholder, which shares constitute all of the issued and outstanding capital stock of SRR.

"Taxes" shall mean all taxes, fees, levies, duties, charges or other like assessments, including, without limitation, any and all income, withholding, gross receipts, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth, and franchise taxes imposed by or payable to any federal, state, county or local government taxing authority, or any subdivision or agency thereof, including all interest, penalties, or incremental amounts added thereto in accordance with such provisions or by any governmental action.

"Tax Return" shall mean any report, return, declaration or other information required to be supplied to any taxing authority in connection with Taxes.

"Transactions" shall mean the transactions contemplated under this Agreement and the other instruments and agreements referred to herein.

II. THE SHARE EXCHANGE

    Exchange of Company Shares.

Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), Shareholder will convey, assign, transfer and deliver to Purchaser, and Purchaser will acquire and accept from Shareholder, all right, title and interest in and to the SRR Shares, free and clear of any lien, encumbrance, security interest, mortgage, pledge, charge, claim, option, right of first refusal or call, or restriction of any kind (collectively, "Liens").

    Conveyance.

Such conveyance, assignment, transfer and delivery shall be effected by delivery by Shareholder to Purchaser of stock certificates representing the SRR Shares, duly endorsed or accompanied by stock powers duly executed in blank with appropriate transfer stamps, if any, affixed, and any other documents that are necessary to transfer title to the SRR Shares to Purchaser, free and clear of any and all Liens.

2.3 Consideration.

In consideration for the SRR Shares, and upon the terms and subject to the conditions of this Agreement, Purchaser will deliver or cause to be delivered Twenty One Million (22,500,000) duly authorized, validly issued, fully paid and nonassessable shares of common stock of Purchaser ("CVIA Common Stock") to the Shareholder, which shares shall bear a restrictive legend in accordance with Rules 144 and 502 promulgated under the Securities Act of 1933.

2.4 Transfer Restrictions; Legend.

(a) The shares of CVIA Common Stock to be issued to Shareholder pursuant hereto will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), on the Closing Date and may not be transferred, sold or otherwise disposed of by Shareholder except pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act.

(b) Each certificate representing shares of CVIA Common Stock issued by Purchaser to Shareholder in accordance with Section 1.3 shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE APPLICABLE SECURITIES AND EXCHANGE COMMISSION RULES AND REGULATIONS

2.5 Closing Schedule.

The Parties intend to close on this day and year first written above (the "Closing Date"), or at such other place or time as the Parties may agree.

2.6 Liabilities to be Assumed.

The Purchaser will not in any way assume, accept or become liable for any of the Seller's or the Company's debts, liabilities or obligations, or for any Taxes or Encumbrances, affecting the Assets, the Permits, or the Business.

2.7 Collateral Agreements. Contemporaneous with the Closing, the parties hereto agree to execute the following agreements: Employment Agreements between the Purchaser and William L. Tuorto, Richard D. Tuorto, Jr., James Sease, and Tom Strenth; Option Agreement between the Purchaser, the Shareholder and the Company; Management Agreement between the Purchaser, the Shareholder and the Company.

2.8 Board Representation/Purchaser. At Closing, the Purchaser agrees to cause its board of directors to be reconstituted to reduce the number of members to Four (4), of which the Shareholder shall have the right to nominate two members. The Shareholder agrees that the initial two nominees to the board of directors of the Purchaser shall be William L. Tuorto and Ted Fenn. The Shareholder and the Purchaser agree that the Shareholder's right to nominate two members to the board of directors of the Purchaser shall survive so long at the Purchaser owns more than 5% of the outstanding common stock of the Purchaser, determined on a fully-diluted basis.

2.9 Control of the Company. At Closing, the board of directors of the Company shall resign, and be replaced with nominees of the Purchaser, as determined at Closing.

2.10 Adjustment of CVIA Common Stock.

The number of shares of CVIA Common Stock held by the Purchaser shall be subject to increase (but not decrease) six and twelve months after the Closing Date (hereinafter, an "Adjustment Date") pursuant to the following formula:

In the event the CVIA Common Stock held by the Shareholder on each Adjustment Date does not have a fair market value equal to or greater than $2,250,000, then the Purchaser shall be obligated to issue the Shareholder additional shares of CVIA Common Stock sufficient to result in the fair market value of the CVIA Common Stock held by the Shareholder on the Adjustment Date, plus the additional shares issued as of the Adjustment Date, having a total value equal to $2,250,000; provided, that the fair market value of the Purchaser's common stock shall be the average of the high and low price of the common stock for the twenty business days prior to each Adjustment Date; and further provided, that if the Purchaser's common stock was not traded during such period, the fair market value of the common stock shall instead be the book value per share of the Purchaser's common stock determined as of the date of the last financial statements prepared by the Shareholder; and further provided, that if the fair market value of the Purchaser's common stock determined in the manner set forth above on the twenty-first business day before an Adjustment Date would result in the issuance of additional shares of CVIA Common Stock to the Shareholder if such date were an Adjustment Date, then the Shareholder, and no officer, director or affiliate thereof may sell shares of the Purchaser's common stock during the subsequent twenty business days.

III. Representations and warranties

3.1 Representations and Warranties of the Seller.

The Seller represents and warrants to the Purchaser as follows:

(a) Organization, Standing and Power.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of South Carolina and has all requisite corporate power and authority to own, lease, operate and carry on the Company's business as it is now being conducted. Other than South Carolina, the Company is not required to be licensed, qualified or authorized as a foreign corporation in any jurisdiction. The Seller has delivered to the Purchaser complete and correct copies of the Articles of Incorporation and By-Laws of the Company, as amended to the date hereof. The minute books of the Company contain an accurate record of meetings of the Company's board of directors and of its Shareholder. All such records shall be made available to the Purchaser for inspection upon reasonable notice.

(b) Capital Structure and Ownership of the Common Stock.

The authorized capital stock of the Company consists of Ten Thousand (10,000) shares of the no par value common stock, of which Five Hundred (500) shares have been issued and are outstanding, and prior to Closing are held exclusively by the Shareholder. The Common Stock has been duly authorized and validly issued and is fully paid and non-assessable. The Shareholder owns one hundred (100%) percent of the Common Stock, free and clear of all Taxes and Encumbrances.

(c) Authority.

This Agreement has been duly authorized by all necessary corporate action of the Company and the Shareholder. This Agreement has been validly executed and delivered by each of said Parties and constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms. The execution, delivery, and performance by the Company and the Shareholder of this Agreement does and will not (1) conflict with, or result in a breach or violation of or default, (or give rise to any right of termination, cancellation or acceleration), under the By-Laws or Articles of Incorporation of the Company, or conflict with, or result in a breach or violation of, or default under (or give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, indenture, lease, license, permit, agreement, Encumbrance, or any other instrument or obligation to which the Company or the Shareholders may be a party, or by which the Company, the Shareholder may be bound; or (2) violate any Law or Order applicable to the Company or the Shareholder. Except for the Consents to be obtained by the Seller and provided to the Purchaser prior to the Closing Date, which Consents are specifically listed in Schedule C, attached hereto and made a part hereof, no consent or approval by any Governmental Authority is required in connection with the execution, delivery, and performance of this Agreement by the Company and the Shareholder.

(d) Compliance with Law.

The Company possesses all rights, privileges, memberships, licenses, franchises, leases, and Permits which are material to the ownership and operation of the Assets or the conduct of the Business of the Company in all places where such Business is now being conducted. To the best of the knowledge and belief of the Seller, neither the Company nor its Shareholder, officers, directors, or employees has been denied admission or authority to conduct any type of business in any jurisdiction or had a license or qualification to conduct its business in any jurisdiction revoked or suspended, nor to the best of the knowledge and belief of the Seller, is any such action pending or threatened. To the best of the knowledge and belief of the Seller, neither the Company, nor its Shareholder, directors, officers, or employees, is in violation of any applicable Law or Order in connection with the Business of the Company.

(e) Financial Statements.

The Seller has previously delivered to the Purchaser the audited Financial Statements of the Shareholder for the fiscal years ended December 31, 1999, and 2000, which include in a note the results of operation of the Company for both fiscal years, and internal unaudited financial statements of the Company only for the fiscal years ended December 31, 1999 and 2000, and the interim period ended May 31, 2001. The Financial Statements have been compiled by the Seller's Accountants (excluding the internal unaudited financial statements, which were compiled only by the Company) and are correct and complete, were prepared in accordance with generally accepted accounting principles, are in accordance with the books and records of the Company, have been prepared in accordance with good business practices, consistently applied throughout the periods covered thereby, and fairly present the financial position of the Company at the respective dates thereof and the results of the Company's operations for the respective periods then ended.

(f) Absence of Material Adverse Change.

Between January 1, 2001 and the date of this Agreement's Closing, there has been no material adverse change in the condition (financial or otherwise), of the Company or its Common Stock, Shareholder equity, assets, liabilities, earnings, net worth, business activities, or prospects of the Company.

(g) Absence of Undisclosed Liabilities.

Between January 1, 2001 and the date of this Agreement's Closing, except as reflected in the balance sheet of the Company, furnished to the Purchaser or otherwise disclosed to the Purchaser in writing prior to the Closing Date, the Company has no liabilities of any nature whatsoever, known or unknown, fixed or contingent, except liabilities incurred in the ordinary course of business (which unpaid liabilities incurred other than in the ordinary course do not in the aggregate exceed Fifteen Thousand ($15,000) Dollars.

(h) Documents Furnished.

The Seller has previously delivered to the Purchaser a list, which is attached hereto as Schedule D and made a part hereof, of the following documents, and a true and complete copy of all documents referred to have been delivered or have or will be made available to the Purchaser or its Representatives for inspection upon reasonable notice:

(i) all instruments representing or providing for any Encumbrance upon the Assets, any outstanding indebtedness of or held by the Company for money borrowed and all credit agreements and letters of credit to which the Company is a party;

(ii) all collective bargaining, employment, consulting, termination, executive compensation, incentive compensation, deferred compensation, bonus, profit sharing, retirement, pension, group insurance, liability, death benefit and other agreements plans relating, officers or employees of the Company;

(iii) the names and current compensation of each director, officer, employee of the Company, whose annual compensation is in excess of $25,000;

(iv) all interests in real property owned, leased or otherwise used or claimed by the Company and, with respect to each such interest, the amount of any mortgage or lien encumbering any of the same and the nature of any improvements situated thereon;

(v) all insurance policies of whatsoever kind now in force held by the Company, or under which the Company, the Assets, the Business, and/or the Company's officers, directors, employees, and Shareholder are insured in regards to their activities for or on behalf of the Company, together with copies of all claims submitted by, against, or on behalf of the Company under such policies within the past five (5) years;

(vi) all Permits held by the Company or by any of its Shareholder, directors, officers, and or employees with respect to the Assets or the Business of the Company;

(vii) all servicing, franchise, warranty, referral, waste brokerage, pending sales, independent contractor, consulting and management agreements to which the Company is a party or pursuant to which the Company is a beneficiary;

(viii) the names of all pensioned employees of the Company, whose pensions are unfunded or are not paid pursuant to a written Plan or arrangement, and their respective ages and current annual pension rates;

(ix) all bank accounts, escrow deposit accounts, and safe deposit boxes of the Company, with an identification of the name of the bank, account number and the Persons authorized to draw thereon or having access thereto. The Shareholder will not take any action to change the authorized signatories on the Company's bank and/or financial accounts;

(x) the nature and location of, any documentation relating to, any other real estate or other facilities of the Company which have been sold or closed or otherwise terminated within the past five (5) years;

(xi) each other contract or agreement not listed with respect to the above items to which the Company is a party and which involves or may involve aggregate future payments to or by the Company in excess of Ten Thousand ($10,000) Dollars. The Seller warrant that the aggregate payments involved under all such contracts or agreements not disclosed in writing to the Purchaser do not exceed in the aggregate Twenty Five Thousand ($25,000) Dollars;

(xii) the names of all persons holding powers of attorney, if any, with respect to the Company or holding proxies, if any, with respect to the Common Stock; and

(xiii) each notice and all correspondence received by the Company or any Shareholder, from any Governmental Authority or Taxing Authority, with respect to Assets, the Permits, or the Business, within the past five (5) years.

(j) Tax Matters.

The Company and the Shareholder, to their knowledge and belief, have filed all Tax Returns required to be filed and all Taxes shown by such returns or claimed by any taxing authority to be due and payable have been paid or accrued by the Company and the Shareholder as the case may be. No examination of the Tax Returns of the Company or the Shareholder has ever been made by the IRS. There are no agreements, waivers or other arrangements providing for extensions of time with respect to the assessment or collection of any unpaid Tax against the Company or the Shareholder nor are there any Orders now pending against the Company or of any of the Shareholder in respect of any unpaid Tax, or any matters under discussion with any Governmental Authority relating to any amount of unpaid Taxes. Except to the extent of any reserves which are specifically reflected on the latest quarterly balance sheets of the Company, heretofore furnished by the Seller to the Purchaser, there are no liabilities to any federal, state or local taxing authority, which is due or which will become due for any period commencing prior to the date of such balance sheets.

(k) Options, Warrants, etc.

Except as set forth in a list previously furnished by the Seller to the Purchaser, which is attached hereto as Schedule E and made a part hereof, there are no options, warrants, calls, commitments or agreements of any character to which the Company or the Shareholder may be a party, or by which any of them is bound, which provides (1) for the issuance or sale of shares of the Common Stock or any other class of capital stock of the Company or any securities representing the right to purchase, acquire, or otherwise receive any such capital stock (including the Common Stock), or (2) the sale or right of first refusal by the Company of any interest in the Assets or the Business of the Company.

(l) Permits, Licenses, Copyrights, Patents, Trademarks and Trade Names.

The Company and the Shareholder have previously furnished to the Purchaser a list of all Permits, licenses, copyright, patents, trademarks, trade names, service marks and registrations and applications therefor, possessed or used by the Company; all license, copyright, patent, trademark, trade name or service mark license, assignments, or royalty agreements to which the Company is a party; and all contracts with employees or others relating in whole or in part to disclosure, nondisclosure, assignment or patenting of inventions, discoveries, improvements, processes, formulas or other know-how. Such list is attached hereto as Schedule F and made a part hereof. The Company has clear record title to all Permits, licenses, copyrights, patents, trademarks, trade names, service marks and registrations and applications thereof listed on said list; has not entered in to any agreements, contracts or licenses that would impair free and unencumbered use of the items listed. The Seller does not know of any asserted infringement by the Company, and does not believe that the Company is infringing, upon any copyright, patent, trademark, trade name, or service mark of another Person. The Permits, licenses, copyrights, patents, trademarks, trade names, and service marks used or possessed by the Company are sufficient to enable it to continue conducting its Business as it is now being conducted.

(m) The Assets.

(i) The Company has good and marketable title to the Assets listed In Schedule A-2, all of which all carried on its books and reflected on its latest Financial Statements furnished by Seller to the Purchaser (except personal property sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business and having an aggregate value of not more than Fifteen Thousand ($15,000) Dollars, free and clear of all Encumbrances of any nature whatsoever, except for Encumbrances reflected in such Financial Statements and liens for current Taxes not yet due and payable; and

(ii) Except as set forth in Schedule A-3 attached hereto and made a part hereof, all Assets used in the Business or operations of the Company, are, in all material respects, in good operation and repair. The character and nature of such Assets are adequate to permit the Company to conduct the current Business of the Company.

(n) Agreements in Force and Effect.

All contracts, agreements, plans, leases, policies, permits, licenses, and other documents furnished by the Seller to the Purchaser or referred to in any list or schedule or updated schedule furnished by the Seller to the Purchaser are complete, accurate, valid and enforceable in accordance with their respective terms, and at the time of Closing will be in full force and effect. To the best of the knowledge and belief of the Seller, the Company is not in breach of any material provision of, or in default in any material respect under the terms of any such contract, agreement, plan, lease, policy, Permit, license or document to which the Company is a party or under any Law or Order relating thereto.

(o) Legal Proceedings, etc.

Except as set forth in a list previously by the Seller to the Purchaser, to the best of the knowledge and belief of the Seller, there is no basis for, nor is there any Order, or any legal, equitable, administrative, arbitration or other proceeding or governmental investigation pending or threatened with respect to the Assets, the Permits, or the Business, which, alone or in the aggregate, might result in money damages payable by the Company or which might result in an injunction against the Company or the Shareholder, or which might adversely affect the condition (financial or otherwise), Business, operations, prospects, properties, Common Stock, earnings or net worth of the Company. Such list is attached hereto as Schedule G and made a part hereof. Neither the Company, nor any of the Shareholder is a party to any agreement or instrument, or subject to any charter or other corporate restrictions or any judgment, Law, Order, writ injunction, decree, rule, regulation, code or ordinance which adversely affects, or might reasonably be expected to adversely affect, the Business, operations, prospects, Assets, the Common Stock or condition (financial or otherwise) of the Company. The Seller jointly and severally agree to indemnify the Purchaser against, and to hold the Purchaser harmless from, all loses, judgments, amounts paid in settlement of actions or claims, liabilities, costs, damages and expenses, including but not limited to attorney's fees, accruing from or resulting by reason of any of the matters on Schedule G furnished pursuant to this Section 3.1(o), or any matter which should have been set forth on said Schedule G but which was omitted from therefrom.

(p) Labor Relations.

There are no controversies pending or, to the knowledge of the Seller, threatened between the Company and its Shareholder, directors, officers, employees, or consultants. The Seller has no knowledge of any organizational efforts respecting employees of the Company presently being made or threatened by or on behalf of any labor organization. The Company is not in violation of any applicable labor Law or Order with respect to its business.

(q) Books and Records.

The books and records of the Company are in all material respects complete and accurate and have been maintained in accordance with good business practices, consistently applied, and all applicable Laws, Orders, and regulations.

(r) Questionable Payments.

Neither the Company nor its Shareholder, directors, officers, agents, employees or other persons associated with or active on behalf of the Company have used any corporate funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to foreign or domestic government officials or employees from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained, or any unlawful or unrecorded fund of corporate monies or other Company assets; made any false or fictious entries on the books or records of the Company; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or any material favor or gift which is not deductible for Tax purposes.

(s) Insurance.

All insurance policies listed pursuant to Section 3.1 in Schedule G, attached hereto and made a part hereof, are in full force and effect and, to the knowledge and belief of the Seller, adequately insure the Company against risks relating to the Assets, or incurred in the Business.

(t) Compliance with ERISA.

To the best of the knowledge and belief of the Seller, the Company is in substantial compliance with the provisions of and regulations under ERISA, and the Code, which are applicable to any pension or other employee benefit plan established or maintained by the Company or to which contributions are made by the Company (the or a "Plan") and the Company has met all of the funding standards applicable to each Plan, and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under any provision of applicable Law. The estimated current value of the benefits vested under each Plan does not, and upon termination of such Plan will not, exceed the estimated current value of such Plan's assets. The Company has not, with respect to any Plan, engaged in a prohibited transaction, as provided in Section 406 of ERISA or Section 4975(c) of the Code.

(u) Affiliate Transactions.

The Seller has previously furnished to the Purchaser a list describing in sufficient detail the types of transactions, if any, since January 1, 2001, which have taken place between the Company and the Shareholder, or any Person or entity in which the Shareholder, or any of them, have or has an interest. Attached hereto as Exhibit _ is a summary of all transactions between the Company and the Shareholder or its officers and directors which normally occur on a recurring basis.

(v) Deposits.

There is no shortage or deficiency in any account containing funds deposited by or held on behalf of the Company.

(w) Operations up and until this Agreement's Closing date:

(i) The Company has operated its business in substantially the ordinary course, and used its best efforts to preserve intact its present business organization and its relationships with persons having business dealings with it.

(ii) The Company has not (1) entered into or amended any of the Plans, agreements, arrangements listed in any Schedule provided pursuant to Section 3.1(h)(ii) or made contributions thereto; (2) created or otherwise become liable with respect to any indebtedness for money borrowed (including any guarantee of indebtedness) or purchase money indebtedness; (3) amended its Certificate of Incorporation or By-Laws; (4) issued, transferred or purchased or contracted to issue, transfer or purchase any shares of its capital stock or securities exchangeable for, or convertible into, shares of Common Stock; (5) declared or made any dividend or distribution on its capital stock or securities exchangeable for, or convertible into, shares of Common Stock; (6) made any capital expenditures, capital additions or capital improvements in excess of $50,000 in the aggregate, except as may be accurately reflected in the books and records of the Company; (7) entered into or assumed or amended any contract or obligation except in the ordinary course of business; or (8) waived any right of substantial value.

(iii) The Company has maintained its books, accounts and records in accordance with good business practices in the usual, regular and ordinary manner, on a basis consistent with prior years and no changes have been made in accounting practices or procedures.

(x) Disclosure.

Neither this Agreement nor any document or information furnished to the Purchaser pursuant to this Agreement or in connection with the Transactions contemplated hereby contains any untrue statement of a material fact or omissions of any state a material fact necessary to make the statements contained herein or therein not misleading.

(y) Environmental Matters.

To the best of the knowledge and belief of the Seller, the Company has obtained all Permits, licenses and other authorizations which are required in connection with the conduct of the Business under regulations relating to pollution or protection of the environment, including federal, state, county and local regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

To the best of the knowledge and belief of the Seller, the Company is in full compliance in the conduct of the Business conducted at the Facility with all terms and conditions of the required Permits, licenses and authorizations, and is also in full compliance with all other environmental limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any state, Federal or local regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

In connection with the Business, the Seller, to the best of the knowledge and belief of the Seller, is not aware of, nor has the Company or the Seller received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with those laws or any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, controlled, or hazardous substance or waste.

To the best of the knowledge and belief of the Seller, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against the Company in connection with the conduct of the Business, relating in any way to the foregoing laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

The Seller agrees to cooperate with the Purchaser in connection with the Purchaser's application for the transfer, renewal or issuance of any Permits, licenses, approvals or other Company owned or used Permits, licenses, or other authorizations or to satisfy any environmental regulatory requirements involving the Business conducted by the Company.

(z) Purchaser SEC Documents

The Shareholder represents and warrants that it has read the Purchaser SEC Documents, and has been afforded the opportunity to ask the Purchaser any questions which it desires about the Purchaser's business, financial condition, and corporate history prior to the Closing.

3.2 Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Seller as follows:

(a) Organization, Standing and Power.

The Purchaser is a business corporation duly organized, validly existing and in good standing under the laws of the state of Oklahoma. The Purchaser has not incurred any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except as disclosed in writing to the Seller.

(b) Authority.

The execution, delivery, and performance of this Agreement, and all related instruments and agreements by the Purchaser have been duly authorized by all necessary corporate action, and will not (1) conflict with or result in any breach or violation of or default (or give rise to any right of termination, cancellation or acceleration) under, the respective By-Laws or Certificate of Incorporation of the Purchaser, or any note, bond, mortgage, indenture, lease, license, permit, agreement or other instrument or obligation to which the Purchaser is a party or by which either of them is bound; or (2) violate any law, order, rule or regulation applicable to the Purchaser. No consent or approval by any Governmental Authority is required in connection with the execution and delivery of this Agreement by the Purchaser, except such as has been obtained, as more specifically set forth on Schedule H, attached hereto and made a part hereof.

    Corporate Issues.

The Shares to be issued to Seller (I) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Corporation: (ii) upon the liquidation, dissolution or winding up of the affairs of the Purchaser, after payments have been made to holders of senior securities, if any, the holders of the Shares are entitled to share ratably in all the assets of the Purchaser available for distribution to holders of common stock; and (iii) are entitled to one vote per share in the election of directors and on all other matters which properly come before the Shareholder of the Purchaser.

(d) Capital Structure.

The authorized capital stock of the Purchaser consists of Fifty Million (50,000,000) shares of the $0.01 par value common stock, of which 18,355,251 shares are issued and are outstanding, and 1,000,000 shares of $0.01 par value preferred stock, of which one series has been created (Series A Non-Cumulative, Convertible Preferred Stock) having 152,889 shares issued and outstanding. The Common Stock has been duly authorized and validly issued and is fully paid and non-assessable, except as set forth on Exhibit I hereto.

(e) Other Representations and Warranties.

Except as disclosed in the Purchaser SEC Documents or any Exhibit attached hereto, the Purchaser hereby makes to the Seller all of the representations and warranties made by the Seller to the Purchaser in Paragraphs 3.1(f), (g), (h), (j), (k), (o), (p), (q), (r), (s), (t), (v), (x) and (z) herein, as if such representations and warranties were set forth herein.

    Replacement Bond.

The purchaser acknowledges that the Company's Surety Bond, for the benefit of the South Carolina Department of Health and Environmental Services, in the amount of $43,000, is collateralized by an asset not owned by the Company, and agrees to use all reasonable efforts in good faith to replace said collateral.

IV. COVENANTS AND AGREEMENTS

4.1 Covenants and Agreements of the Seller.

The Seller covenants and agrees with the Purchaser as follows:

(a) Use of Name.

On and after the Closing Date, the Company and the Purchaser will have the right to use the name and service mark "Southeastern Research and Recovery" alone or together with any other similar names. The Seller will not use and will not authorize any corporation, partnership, entity or other Person (other than the Purchaser) to use in connection with any landfill, transfer facility, waste management, recycling, or environmental business the name "Southeastern Research and Recovery" alone or together with any other name, or any name which may be confusingly similar thereto, and if the Seller have authorized any such use, the Seller will promptly cause any such corporation, partnership, entity or other Person so using such name to change its name and to cease using the name "Southeastern Research and Recovery" in any respect.

(b) Confidentiality.

The Seller will not disclose the terms of the Transactions contemplated by this Agreement and all other documents relating to or delivered in connection herewith, without the prior written consent of the Purchaser, except to the extent such disclosure is required by Law or an Order, or is made to Representatives and advisors to the Parties, who shall be similarly bound.

(c) Instruments of Transfer.

At the Closing, the Shareholder shall deliver or cause to be delivered to the Purchaser the original stock certificates evidencing the ownership of the shares of the Common Stock, each such certificate signed in blank by Shareholder thereof, guaranteed by a bank or other financial institution reasonably acceptable to the Purchaser. On or before the Closing Date, Shareholder will cause the Company to execute and deliver all deeds, assignments, bills of sale, and other instruments and certificates and to take any and all actions necessary (1) to effectively vest in the Purchaser all the right, title and interest of the Shareholder in and to the Common Stock, and (2) to confirm and assure all right title and interest of the Company in and to the Assets, the Permits, and the Business, effective as of the Closing Date.

(d) Liabilities of the Company.

Other than those liabilities to be expressly assumed by the Purchaser at the Closing, the Purchaser shall not be assume or be liable for any indebtedness of the Shareholder or the Company.

(e) Employee Benefit Plan.

Prior to the Closing Date, or as soon after the Closing Date as is possible, the Company will take all action necessary to terminate and liquidate the Company's Plans, if any. The Seller will indemnify the Purchaser against, and hold the Purchaser harmless from, all losses, judgments, amounts paid in settlement of action or claims, liabilities, costs, damages and expresses, including but not limited to attorney's fees, accruing from or resulting by reason of the termination of the Plans.

(f) Seller's Cooperation Regarding Purchaser's Applications.

The Seller will exercise their best efforts to support all of the Purchaser's applications for Permits with all Governmental Authorities, including the Purchasers' intended applications and agreements with local Governmental Authorities with respect certain applications with respect to additional permitted waste classifications, and shall take such actions and execute and deliver such further documentation as may be reasonably required by the Purchaser in connection with such matters.

V. CONDITIONS TO CLOSING

5.1 Conditions to the Obligations of the Purchaser.

The obligations of the Purchaser to be performed under this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless otherwise waived in writing by the Purchaser.

(a) Representations and Warranties.

The representations and warranties of the Seller set forth in Section 4 hereof shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, and the Purchaser shall have received a certificate signed by Shareholder and by an officer of the Company to that effect and certifying (as of the Closing) to the accuracy and completeness of each schedule, exhibit, or list furnished and updated by the Seller to the Purchaser pursuant to this Agreement.

(b) Performance of Obligations.

The Seller shall have performed all obligations, covenants and agreements to be performed by them under this Agreement on or prior to the Closing Date.

(c) No Adverse Change.

No materially adverse change shall have occurred after the date hereof and remain in effect as of the Closing Date with respect to the condition of the Common Stock or the condition and/or performance of the Assets, the Permits, or the Business being operated by the Company.

(d) Permits and Environmental Compliance.

The Purchaser shall have obtained an assignment, if required, of all Permits and pending applications of the Company regarding the Assets, the Business, together with the Seller's and the Company's consent thereto. The Purchaser shall have obtained, or at its option applied for, all other Permits, licenses, and other authorizations required in connection with the operation of the Assets, including Laws and regulations relating to pollution or protection of the environment, including regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

(e) Acceptance by the Purchaser.

All actions, proceedings, instruments, opinions and documents required or contemplated by this Agreement shall have been approved by counsel for the Purchaser, which approval shall not be unreasonably withheld or delayed.

(f) Instruments of Transfer.

The Purchaser shall have received such instruments of sale, assignment, transfer, and conveyance as are necessary to vest in the Purchaser all of the right, title, and interest of the Shareholder Common Stock.

(g) Consents.

Shareholder will have taken, and caused the Company to have taken, all actions necessary to obtain any consents or approvals required in connection with the purchase of the Common Stock by the Purchaser.

5.2 Conditions to the Obligations of the Seller.

The obligations of the Seller to be performed under this Agreement are subject to the satisfaction on or before the Closing Date of the following conditions unless waived, in writing, by the Purchaser.

(a) Representations and Warranties.

The representations and warranties of the Purchaser set forth in Section 3.2 hereof shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, and the Seller shall have received a certificate signed by an officer of the Purchaser to that effect.

(b) Performance of Obligations.

The Purchaser shall have performed all obligations, covenants, and agreements required to be performed under this Agreement prior to the Closing Date.

(c) Authorization.

All action necessary to authorize the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser shall remain in full force and effect.

VI. INDEMNITIES

6.1 Indemnity by the Seller.

The Seller agrees to indemnify the Purchaser against and hold harmless from all Damages, including all losses, judgments, amounts in settlement of actions or claims, liabilities, damages, and reasonable costs and expenses, including, but not limited to, attorney's fees, which accrue from or result by reason of any breach of any of the representations, warranties, covenants, or agreements made or to be performed by the Seller pursuant to this Agreement.

The Seller also agrees that the indemnity provided pursuant to this Section 6.1 shall extend to losses and reasonable costs and expenses, including, but not limited to, attorney's fees incurred in connection with the defense by the Purchaser of a claim asserted by a third party which, if successful, would constitute a breach by the Shareholder or the Company of any of the representations, warranties, covenants or agreements made or to be performed by the Shareholder or the Company pursuant to this Agreement.

Notwithstanding anything contained herein to the contrary, Purchaser shall not have right to seek indemnification hereunder from Seller unless the aggregate amount of indemnification to which Purchaser is entitled exceeds $75,000, at which time the Seller shall be liable for any amounts over said $75,000. To the extent the Shareholder is liable for indemnification to the Purchaser hereunder, the Purchaser agrees that the Shareholder may satisfy such indemnification obligation by issuing the Purchaser that number of shares of its common stock equal to the amount of the indemnification obligation divided by 90% of the fair market value of the Shareholder's common stock on the day before such common stock is to be issued. For purposes of this paragraph, the fair market value of the Shareholder's common stock shall be the average closing price of the common stock for the twenty business days prior to the date the fair market value is determined; provided, however, that if the Shareholder's common stock was not traded during such period, the fair market value of the common stock shall instead be the book value per share of the common stock determined as of the date of the last financial statements prepared by the Shareholder.

6.2 Indemnity by the Purchaser.

The Purchaser agrees to indemnify the Seller against, and hold them harmless from, all Damages, including all losses, judgments, amounts paid in settlement of actions or claims, liabilities, damages and reasonable costs and expenses, including but not limited to, attorney's fees, which accrue from or result by reason of any breach of any of the representations, warranties, covenants or agreements made or to be performed by the Purchaser pursuant to this Agreement. Purchaser's liability hereunder for failure to take title to the Common Stock and to pay the balance of the Purchase Price at the Closing shall be limited to the forfeiture of the sums paid as a Deposit hereunder. No such forfeiture shall take place if the Purchaser's refusal or failure to perform shall be the result of the Seller's failure or default under this Agreement with respect to the Seller's representations, warranties, obligations, and covenants hereunder. The Purchaser shall have no other liability under this provision for any other failure of performance except to the extent that any such misrepresentation or failure of performance is the result of willful misconduct or intentional material misrepresentation.

The Purchaser also agrees that the foregoing agreement to indemnify shall, as limited above, extend to loses and reasonable costs and expenses, including, but not limited to attorney's fees incurred in connection with the defense by the Seller of a claim asserted by a third party, which, if successful, would constitute a breach by the Purchaser of any of the representations, warranties, covenants or agreements made or to be performed by the Purchaser pursuant to this Agreement.

6.3 Right to Defend.

Each indemnified party will promptly notify each indemnifying party of any claim, action or proceeding for which indemnification will be sought pursuant to this Agreement, and the indemnifying party or parties will have the right at (his, her or their) expense to assume the defense thereof; provided, however, that the Purchaser shall have the right to participate at their own expense with respect to any such claim, action or proceeding and that no such claim, action or shall be settled without the prior written consent of the Purchaser. In connection with any such defense, the parties agree to cooperate with each other and to provide each other with access to relevant books and records now or hereafter in their possession or control.

6.4 Compliance with Bulk Sales Laws.

The Purchaser and the Seller hereby waive compliance with the bulk sales laws and any similar laws of the state of South Carolina in respect of the transactions contemplated by this Agreement. The Seller shall indemnify the Purchaser from, and shall hold the Purchaser harmless against, any Encumbrances, Taxes, fees, liabilities, damages, costs, penalties, and expenses (including reasonable attorney's fees) resulting from or arising out of (1) the Parties' failure to comply with any of such Laws in respect of the transactions contemplated by this Agreement, or (2) any Order or action proceeding brought or levy made as a result thereof.

6.5 Other Rights and Remedies Not Affected.

The indemnification rights of the parties under this Article 6 are independent of and in addition to such rights and remedies as the Parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation, the right to seek specific performance, rescission, or restitution, none of which rights or remedies shall be affected or diminished hereby.

VII. MISCELLANEOUS

7.1 Publicity.

All press releases and other publicity and communications relating to the Transactions contemplated by this Agreement, and the method of release thereof, will require the mutual written approval of the Seller.

7.2 Survival.

All representations, warranties, covenants, guarantees, and agreements contained in this Agreement shall remain operative and in full force and effect, regardless of the results of any due diligence investigation made by or on behalf of any Party hereto, and shall survive the Closing Date.

7.3 Descriptive Headings.

Descriptive headings used in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

7.4 Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and shall be sufficient if delivered or mailed by either (1) certified express mail, postage paid, returned receipt requested, or (2) express delivery service or hand delivery with proof of such delivery, and shall be effective two business (2) days after such mailing or upon delivery, whichever is earlier, to the following addresses or other such addresses as the appropriate party may advise each other party hereto.

If to the Purchaser:

To: Corporate Vision, Inc.

3540 E. 31st Street, Suite 1

Tulsa, Oklahoma 74135

If to the Seller:

To: Global Eco-Logical Services, Inc.,

C/o: Southeastern Research and Recovery, Inc.

3 Broad Street, Suite 300

Charleston, South Carolina 29412

Attention: Mr. William L. Tuorto, Esq.

Fax: 843-534-1331

7.5 Binding Nature; Assignments.

This Agreement is binding upon, and inures to the benefit of the Parties and their respective heirs, successors and assigns. This Agreement may not be assigned without the prior written consent of the other Party.

7.6 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, without limitation, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the state of Florida, notwithstanding any choice-of-laws doctrines of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

7.7. Venue. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the Parties in the courts of the state of Florida, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the applicable District of Florida, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

7.8 Payments.

Payments hereunder, if any, shall be made by checks drawn on clearing house funds. Payment of all other amounts due to any party under this Agreement will be made in immediately available funds by wire transfer or by certified or cashier's check.

7.9 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

7.10 Waiver.

The failure of any Party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a continuing waiver thereof or of any of such Party's rights hereunder.

7.11 Severability.

If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provisions hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the remaining provisions hereof.

7.12 Further Actions and Assurances.

The Parties shall execute and deliver such additional documents and shall cause such additional action to be taken, before, on and after the Closing Date, as may be required, necessary or appropriate, to effect or evidence the provisions of this Agreement and the Transactions contemplated hereby, including without limitation all such documents and actions as may be required.

7.13 Fiscal Year of the Purchaser.

The fiscal year of the Company ends on the 31st day of December of each year.

7.14 Termination by the Purchaser.

This Agreement may be terminated by the Purchaser if any Order, litigation, proceeding, or investigation to restrain or prohibit the consummation of the Transactions contemplated by this Agreement shall have been instituted or threatened prior to the Closing Date or if the Purchaser reasonably believes that the consummation of such Transactions may result in any such Order, litigation, proceeding or investigation.

7.15 Specific Performance.

The Parties agree that money damages shall not constitute an adequate remedy at law for the Purchaser in the event of the failure by seller to deliver title to the Common Stock in accordance with this Agreement. The parties further agree that the Purchaser shall be entitled, at its sole option, to obtain specific performance by the Seller of the obligations hereunder and to seek other equitable remedies with respect to such default by the Seller.

7.16 Liquidated Damages.

In the event that the Purchaser fails to take title to the Common Stock or otherwise fails to perform any of its obligations or conditions of Closing under this Agreement, the Seller shall have all remedies provided in law, equity or otherwise.

7.17 Expenses.

Each of the Parties shall bear its own expenses in connection herewith, including all accounting, legal, appraisal fees, and settlement charges.

7.18 Entire Agreement.

This Agreement and the closing documents, exhibits, schedules, and attachments specifically referred to or incorporated herein constitute the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, among the Parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement as of the date first written.

THE SELLER

WITNESS: SOUTHEASTERN RESEARCH and RECOVERY, INC.

By: /s/ Richard D. Tuorto, Jr. /s/ Richard D. Tuorto, Sr.

Name: Richard D. Tuorto, Jr. Richard D. Tuorto, Sr., Pres./CEO

WITNESS: GLOBAL ECO-LOGICAL SERVICES, INC.

By: /s/ Richard D. Tuorto, Jr. /s/ Richard D. Tuorto, Sr.

Name: /s/ Richard D. Tuorto, Jr. Richard D. Tuorto, Sr., Pres./CEO

THE PURCHASER

WITNESS: CORPORATE VISION, INC.

By: /s/ William L. Tuorto /s/ Gary Mays

Name: William L. Tuorto Gary Mays, CEO

SCHEDULE A-1

EQUITY INTEREST OF SHAREHOLDERS

Global Eco-Logical Services, Inc. - 500 Shares of Common Stock, No par value.

SCHEDULE A -2

LIST OF ASSETS

Cost EndA/Depr NBV Valuation Value-Cost Value-NBV

Vehicles and Equipment

(Acquired 01/22/99)

1. Pick-up Truck $12,000.00 $11,111.11 $888.89 $12,000.00 0.00 $11,111.11

1994 GMC C2500 1GTFC24K4RE502339

2. Pressure Washer $3,061.00 $2,834.26 $226.74 $2,500.00 -$561.00 $2,273.26

3. Pallet Rack $16,852.00 $15,603.70 $1,248.30 $13,500.00 -$3,352.00 $12,251.70

4. Mitsubishi Forklift $21,538.00 $19,942.59 $1,595.41 $18,200.00 -$3,338.00 $16,604.59

5. Box Vans (4) $20,024.00 $18,540.74 $1,483.26 $16,800.00 -$3,224.00 $15,316.74

(a) 1990 Great Dane 1GRAA962565032620

(b) 1988 Great Dane 1GRAA9626J5133114

(c) 1988 Great Dane 1GRAA962XJ5133116

(d) 1988 Great Dane 1GRAA9621J5133117

6. Heil Tanker Trailer $5,974.00 $5,531.48 $442.52 $5,000.00 -$974.00 $4,557.48

7. #4 Tanker Trailer $2,200.00 $1,237.90 $962.10 $2,200.00 0.00 $1,237.90

8. Dump Trailer 0.00 0.00 0.00 $32,000.00 $32,000.00 $32,000.00

1999 Ram 1R91A3423WH336035

9. 1989 International

Trailer $8,015.00 $3,107.86 $4,907.14 $8,015.00 0.00 $3,107.86

(Acquired 09/01/00)

10. Tractor $18,325.00 $14,252.78 $4,072.22 $18,325.00 0.00 $14,252.78

1996 Freightliner 1FUY3EDBITH721090

11. Tractor $16,525.00 $12,852.78 $3,672.22 $16,525.00 0.00 $12,852.78

1994 Freightliner 1FUY3ECB3RH578542

12. Tractor Not Yet Booked

1998 Freightliner

13. Tractor Not Yet Booked (Leased)

1999 Freightliner

14. Forklift $2,000.00 $285.71 $1,714.29 $2,000.00 0.00 $285.71

Hyster D2D5173

15. Skid-Steerer $16,023.84 $12,462.99 $3,560.85 $16,023.84 0.00 $12,462.99

1997 Bobcat 863 TBS

Containers

(Acquired 03/01/99)

1. Sludge Containers (2) $13,640.00 $7,674.99 $5,965.01 $13,640.00 0.00 $7,674.99

(Acquired 04/01/99)

2. Rolloff Container $3,201.00 $2,963.89 $237.11 $2,600.00 -$601.00 $2,362.89

3. Sludge Containers (2) $13,329.00 $12,341.67 $987.33 $11,200.00 -$2,129.00 $10,212.67

4. Rolloff Containers (2) $5,896.00 $5,459.26 $436.74 $5,000.00 -$896.00 $4,563.26

(Acquired 01/01/01)

5. Rolloff Containers $7,402.50 $1,057.50 $8,345.00 $7,402.50 0.00 $1,057.50

(3-20yd)

Office Equipment

(Acquired 04/01/99)

1. Various $396.00 $366.67 $29.33 $8,500.00 $8,104.00 $8,470.67

Computer/Copier/Printer/Fax

Communications Equipment

(Acquired 04/01/99)

1. Phone System $6,038.00 $5,590.74 $447.26 $3,800.00 $2,238.00 $3,352.74

SCHEDULE A-3

ASSETS IN POOR CONDITION

Cost EndA/Depr NBV Valuation Value-Cost Value-NBV

Vehicles and Equipment

(Acquired 01/22/99)

1. Pick-up Truck $12,000.00 $11,111.11 $888.89 $12,000.00 0.00 $11,111.11

1994 GMC C2500 1GTFC24K4RE502339

2. Pressure Washer $3,061.00 $2,834.26 $226.74 $2,500.00 -$561.00 $2,273.26

3. Pallet Rack $16,852.00 $15,603.70 $1,248.30 $13,500.00 -$3,352.00 $12,251.70

4. Mitsubishi Forklift $21,538.00 $19,942.59 $1,595.41 $18,200.00 -$3,338.00 $16,604.59

5. Box Vans (4) $20,024.00 $18,540.74 $1,483.26 $16,800.00 -$3,224.00 $15,316.74

(a) 1990 Great Dane 1GRAA962565032620

(b) 1988 Great Dane 1GRAA9626J5133114

(c) 1988 Great Dane 1GRAA962XJ5133116

(d) 1988 Great Dane 1GRAA9621J5133117

6. Heil Tanker Trailer $5,974.00 $5,531.48 $442.52 $5,000.00 -$974.00 $4,557.48

7. #4 Tanker Trailer $2,200.00 $1,237.90 $962.10 $2,200.00 0.00 $1,237.90

8. Dump Trailer 0.00 0.00 0.00 $32,000.00 $32,000.00 $32,000.00

1999 Ram 1R91A3423WH336035

9. 1989 International

Trailer $8,015.00 $3,107.86 $4,907.14 $8,015.00 0.00 $3,107.86

(Acquired 09/01/00)

10. Tractor $18,325.00 $14,252.78 $4,072.22 $18,325.00 0.00 $14,252.78

1996 Freightliner 1FUY3EDBITH721090

11. Tractor $16,525.00 $12,852.78 $3,672.22 $16,525.00 0.00 $12,852.78

1994 Freightliner 1FUY3ECB3RH578542

12. Tractor Not Yet Booked

1998 Freightliner

13. Tractor Not Yet Booked (Leased)

1999 Freightliner

14. Forklift $2,000.00 $285.71 $1,714.29 $2,000.00 0.00 $285.71

Hyster D2D5173

15. Skid-Steerer $16,023.84 $12,462.99 $3,560.85 $16,023.84 0.00 $12,462.99

1997 Bobcat 863 TBS

Containers

(Acquired 03/01/99)

1. Sludge Containers (2) $13,640.00 $7,674.99 $5,965.01 $13,640.00 0.00 $7,674.99

(Acquired 04/01/99)

2. Rolloff Container $3,201.00 $2,963.89 $237.11 $2,600.00 -$601.00 $2,362.89

3. Sludge Containers (2) $13,329.00 $12,341.67 $987.33 $11,200.00 -$2,129.00 $10,212.67

4. Rolloff Containers (2) $5,896.00 $5,459.26 $436.74 $5,000.00 -$896.00 $4,563.26

(Acquired 01/01/01)

5. Rolloff Containers $7,402.50 $1,057.50 $8,345.00 $7,402.50 0.00 $1,057.50

(3-20yd)

Office Equipment

(Acquired 04/01/99)

1. Various $396.00 $366.67 $29.33 $8,500.00 $8,104.00 $8,470.67

Computer/Copier/Printer/Fax

Communications Equipment

(Acquired 04/01/99)

1. Phone System $6,038.00 $5,590.74 $447.26 $3,800.00 $2,238.00 $3,352.74

SCHEDULE A-4

EXCLUDED ASSETS

1996 Western Star Roll-Off

VIN: 2WMNZCZZ6YTK942533

1983 Autocar Front-End Loader (FEL)

VIN: 1WBKCCJD0DN056730

1986 Conner Mobile Office

VIN: CHCNCSWROB34

1986 Great Dane Trailers (4)

VIN: IGRAA9622GS016719

VIN: IGRAA9629GS016707

VIN: IGRAA9628GS054908

VIN: IGRAA9628GS054910

1990 International 22'Trailer

VIN: IHTSDDBNILH206627

1994 Bobcat Model 853

Rolloff Containers (17)

2-8 yard FEL containers

2-4 yard FEL containers

SCHEDULE B

LIST OF LIABILITIES, LIENS, ENCUMBRANCES

Finance Agreements

1. Enterprise Bank Loan No.: 629006 Balance: $2,713.60

Collateral: 1994 GMC C2500 1GTFC24K4RE502339

2. Green Tree Financial Loan No.: 793172685 Balance: $15,467.29

Collateral: 1999 Ram Dump 1R91A3423WH336035

3. Enterprise Bank Loan No.: 706027 Balance: $59,673.59

Collateral: 1996 Freightliner 1FUY3EDBITH721090

1994 Freightliner 1FUY3ECB3RH578542

1997 Bobcat 863 TBS

4. Enterprise Bank Loan No.: 740713 Balance: $46,295.78

Collateral: 1998 Freightliner TBS

1988 Great Dane 1GRAA9621J5133117

Lease Agreement

1. Citicorp 1999 Freightliner TBS Leased

2. Associates Leasing Loan No.: TBS Balance: $7,893.78

Collateral: Mitsubishi Forklift

Loan Agreement

1. Transfac Contract No. TBS Balance: TBS

Letter of Credit

1. Enterprise Bank Contract No.: TBS Amount: $40,000.00

Financial Assurance (bonding) as required by permit

SCHEDULE C

LIST OF DOCUMENTS FURNISHED

1. Permit

2. Finance Agreements:

a. Enterprise Bank Loan No.: 629006

b. Green Tree Financial Loan No.: 793172685

c. Enterprise Bank Loan No.: 706027

d. Enterprise Bank Loan No.: 740713

3. Lease Agreement (Equipment)

a. Citicorp Lease No.: TBS

b. Associates Lease No.: TBS

4. Loan Agreement

a. Transfac Contract No.: TBS

5. Letter of Credit

    Enterprise Bank Contract No.: TBS

6. Audit: Tauber and Balser, P.C. 01/01/99-12/31/00

7. Lease Agreement (Property): 108 Broadway, Ernhardt, SC

8. Insurance Policies: Effective 11/01/00-11/01/01

a. General Liability No.: GEC0007345

b. Auto Liability No.: AEC0007342

c. Excess (Umbrella) No.: WEC0007344

d. Workers Comp. No.: WEC0007347

e. Pollution No.: REC0007346

SCHEDULE D

LIST OF WARRANTS AND OPTIONS

None, except for that created in Global concurrently herewith

SCHEDULE E

LIST OF PERMITS, LICENSES, ETC.

SC Dept. Health and Environmental Control (DHEC):

Environmental Quality Control, Bureau of Land and Waste Management,

Solid Waste Processing Facility:

Permittee: Southeastern Research and Recovery, Inc.

Permit Number 052832-2001

Permit Date of Issue: March 13,1998

Permit Modification Date: September 29,2000

Permit Effective Date: October 19,2000

SCHEDULE F

LIST OF LEGAL PROCEEDINGS AND CLAIMS

None

SCHEDULE G

LIST OF INSURANCE POLICIES

Agent: McHugh Insurance, Inc.

Underwriter: Greenwich Insurance Company

XL Specialty Insurance Company

Coverage Policy No. Coverage Date

General Liability GEC0007345 11/01/00-11/01/01

Auto Liability AEC0007342 11/01/00-11/01/01

Excess Liability UEC0007344 11/01/00-11/01/01

Workers Comp. WEC0007347 11/01/00-11/01/01

Pollution Liability PEC0007346 11/01/00-11/01/01

SCHEDULE H

REQUIRED GOVERNMENT CONSENTS

SC Department of Health and Environmental Control (DHEC):

Environmental Quality Control, Bureau of Land and Waste Management:

2600 Bull Street, Columbia, SC 29201

(803) 888-3300

SCHEDULE I

The purchaser effected a 1 for 300 reverse split in 1998, which was approved by a vote of the board of directors and documented solely by a board resolution. In counsel's determination, the reverse split required shareholder approval, and should have been documented by an amendment to the company's articles of incorporation.